Exhibit 24

POWER OF ATTORNEY

     We, the undersigned officers and directors of Sanofi-Aventis, a société anonyme organized under the laws of France (the “Company”), hereby severally constitute and appoint Jean-François Dehecq, Jean-Claude Leroy and Dirk Oldenburg (with full power to act alone), as our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign for me, in my name and behalf in my capacity set forth below, any Registration Statements (including without limitation Registration Statements on Form F-4, Form F-6, Form S-8 or such other form as may be appropriate), for the purposes of registering ordinary shares, nominal value €2 per share, of the Company (including American depositary shares representing such ordinary shares) to be issued in connection with the Company’s merger with Aventis, a société anonyme organized under the laws of France, and all amendments (including pre-effective and post-effective amendments) to such Registration Statements, and to file the same, with all exhibits thereto and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, I have executed this Power of Attorney as the date set forth opposite my signature below.

Signature	Title	Date

/s/ Jean-François Dehecq	Chairman, Chief Executive Officer and	October 15, 2004
Director (Principal Executive Officer)
Jean-François Dehecq

/s/ Jean-Claude Leroy	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	October 15, 2004
Jean-Claude Leroy

Vice President Corporate Accounting and
/s/ Jean-Luc Renard Jean-Luc Renard	Tax (Principal Accounting Officer)	October 15, 2004

/s/ Rene Barbier De La Serre René Barbier de la Serre	Director	October 15, 2004

/s/ Jean-Marc Bruel Jean-Marc Bruel	Director	October 15, 2004

/s/ Robert Castaigne Robert Castaigne	Director	October 15, 2004

/s/ Thierry Desmarest Thierry Desmarest	Director	October 15, 2004

Jürgen Dormann	Director

/s/ Douro Lord Douro	Director	October 15, 2004

Signature	Title	Date

/s/ Jean-Rene Fourtou Jean-René Fourtou	Director	October 15, 2004

/s/ Serge Kampf Serge Kampf	Director	October 15, 2004

/s/ Igor Landau Igor Landau	Director	October 15, 2004

/s/ Hubert Markl Hubert Markl	Director	October 15, 2004

/s/ Christian Mulliez Christian Mulliez	Director	October 15, 2004

/s/ Lindsay Owen-Jones Lindsay Owen-Jones	Director	October 15, 2004

/s/ Klaus Pohle Klaus Pohle	Director	October 15, 2004

Hermann Scholl	Director

/s/ Gérard Van Kemmel Gérard Van Kemmel	Director	October 15, 2004

/s/ Bruno Weymuller Bruno Weymuller	Director	October 15, 2004

/s/ Timothy Rothwell Timothy Rothwell	Authorized Representative in the United States of America	October 13, 2004